***Portions of this exhibit are considered confidential by the registrant and have been omitted from this filing and filed separately with the
                       Securities and Exchange Commission
              pursuant to a request for confidential treatment.


                    GN RESOUND NORTH AMERICA SALES AGREEMENT


         This Agreement is made as of May 31, 2001 (the "EFFECTIVE DATE"), by and between GN ReSound North America Corporation (formerly known as GN ReSound Corporation) (the "COMPANY") and the undersigned designated as Customer ("CUSTOMER") with respect to the following:

         A. The Company manufactures and distributes a number of different models of hearing instruments which are set forth on the current product and price list attached hereto as Exhibit A (the "COMPANY PRODUCTS").

         B. Customer is in the business of distributing and/or selling hearing instruments.

         C. The parties entered into a GN ReSound Sales Agreement dated as of April 1, 2000 (the "ORIGINAL AGREEMENT"), pursuant to which Customer purchased hearing instruments from the Company for resale.

         D. The parties desire to enter into this Agreement, which shall supersede the Original Agreement to the extent described below, pursuant to which Customer may purchase hearing instruments from the Company for resale.

         Therefore, the parties agree as follows:

                                   ARTICLE 1
                               ORIGINAL AGREEMENT

         Section  1.01 . Terms And  Conditions  .  Except as set forth  below in
Section 1.02 and Section 1.03 below, the Original Agreement, including all exhibits thereto, is hereby superseded by this Agreement, including all exhibits and schedules hereto, but the parties to the Original Agreement shall continue to be bound to their respective obligations thereunder.

         Section 1.02 . Warranties. The provisions of the Original Agreement, including all exhibits thereto, relating to warranties, returns and repairs shall continue to apply to all Company Products shipped by the Company to Customer on or before the date hereof. The provisions of this Agreement, including all exhibits thereto, relating to warranties, returns and repairs shall apply to all Company Products shipped by the Company to Customer after the date hereof.

         Section 1.03 . Pricing; Rebates. The price list as set forth in Exhibit A (the "OLD PRICE LIST") to the Original Agreement shall continue to apply to all Company Products shipped by the Company to any of Sonus-USA, Inc. ("SONUS USA"), Sonus-Canada Ltd ("SONUS CANADA"), Sonus-Texas, Inc. or an Acquisition Subsidiary (as defined in the Credit Agreement, as defined below) (such four entities, collectively, the "SONUS ENTITIES") on or before May 31, 2001.

The rebate provisions as set forth in Section 2 of Exhibit C to the Original Agreement shall continue to apply to all Company Products shipped by the Company to Customer on or before May 31, 2001, except that the "applicable twelve (12) month" period described therein shall be deemed to be the months of April, 2001 and May, 2001 for purposes of the Original Agreement. The price list as set forth in Exhibit A to this Agreement (the "NEW PRICE LIST") shall apply to all Company Products shipped by the Company to any Sonus Entity on or after June 1, 2001. The rebate provisions as set forth in Section 4 of Exhibit C to this Agreement shall apply to all Company Products shipped by the Company to Customer on or after June 1, 2001.

                                   ARTICLE 2
                                 CUSTOMER ORDERS

         Section 2.01 . Ordering. During the term of this Agreement, the Company will sell, and Customer will buy, those Company Products that Customer orders from time to time. Customer's orders will be on forms provided by the Company, and orders for custom products will include patient impressions.

         Section 2.02 . Price List. The list prices for Company Products purchased by the Sonus Entities are set forth on the Old Price List and the New Price List. Also set forth on the Old Price List and the New Price List are the discounts to which the Sonus Entities are entitled. The Sonus Entities shall pay the discounted price for all Company Products as set forth on the Old Price List and the New Price List, as applicable. The Company can modify the New Price List upon at least sixty (60) days prior notice in writing, including adding new Company Products and removing discontinued Company Products.

         Section 2.03 . Terms And Conditions. The terms and conditions of the GN ReSound Policies, attached to this Agreement as Exhibit B (the "GN ReSound Policies"), are incorporated into this Agreement by this reference. If there is a conflict between the provisions of the GN ReSound Policies and the provisions of this Agreement, the provisions of this Agreement shall govern.

                                   ARTICLE 3
                                LIMITED WARRANTY

         Section 3.01 . Limited Warranty. The Company grants a comprehensive warranty for each Company Product as set forth in the GN ReSound Policies. The Company may modify the GN ReSound Policies upon at least sixty (60) days prior notice in writing. THE COMPANY MAKES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER, OTHER THAN THOSE SET FORTH IN THE GN RESOUND POLICIES.

                                   ARTICLE 4
                        TERM OF AGREEMENT AND TERMINATION

         Section 4.01 . Term. Except as otherwise provided in this Agreement or the exhibits hereto, the initial term of this Agreement is seven (7) years from the Effective Date, and will be automatically renewed for additional periods of one year unless either party notifies the other party in writing of its intent not to renew the Agreement at least sixty (60) days before the end of the then-current term, provided, however, that this Agreement may not be terminated by Customer prior to the repayment in full of all outstanding Obligations (as defined in the Credit Agreement) and the termination of the Commitment (as defined in the Credit Agreement), each in accordance with the terms and conditions of the Credit Agreement dated as of the date hereof among Sonus USA, Sonus Corp. ("SONUS") and GN Great Nordic AS (as it may be amended from time to time in accordance with the terms thereof, the "CREDIT AGREEMENT").

         Section 4.02 . Termination. Either party can terminate the Agreement by giving the other party written notice if the other party breaches a material provision of the Agreement and does not cure that breach within fifteen (15) days after receiving written notice.

                                   ARTICLE 5
                                  MISCELLANEOUS

         Section 5.01 . Representations And Warranties. (a) Each of Sonus USA, Sonus Canada and Sonus, jointly and severally, represents and warrants to the Company that on and as of the date hereof, (i) such entity is a duly organized and existing corporation, (ii) such entity is duly authorized to enter into, deliver and perform this Agreement and the transactions contemplated hereunder,
(iii) this Agreement constitutes a valid and binding obligation of such entity, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies, and
(iv) the execution and delivery by such entity of, its performance under and its consummation of the transactions contemplated by, this Agreement do not and will not conflict with or violate any provision of such entity's organizational documents, violate any Requirement of Law (as defined in the Credit Agreement), or require any authority from or approval by any Governmental Authority (as defined in the Credit Agreement).

         (b) The Company represents and warrants to each of Sonus USA, Sonus Canada and Sonus that on and as of the date hereof, (i) the Company is a duly organized and existing corporation, (ii) the Company is duly authorized to enter into, deliver and perform this Agreement and the transactions contemplated hereunder, (iii) this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies, and (iv) the execution and delivery by the Company of, its performance under and its consummation of the transactions contemplated by, this Agreement do not and will not conflict with or violate any provision of the

Company's organizational documents, violate any Requirement of Law, or require any authority from or approval by any Governmental Authority.

         Section 5.02 . Force Majeure. The Company shall not be subject to any liability for delay or failure to perform hereunder, in whole or in part, by reason of contingencies beyond its reasonable control, whether herein specifically enumerated or not, including, among others, acts of God, war, acts of war, revolution, civil commotion, riots, acts of public enemies, blockade or embargo, delays of carriers, car shortage, fire, explosion, material breakdown of equipment, strike, chemical reversal reactions, lockout, labor dispute, casualty or accident, earthquake, epidemic, flood, cyclone, tornado, hurricane, or other windstorm, delays of vendors or suppliers, inability to produce or obtain raw materials or other contingencies interfering with the production, sale or delivery of any of the Company Products, or by reason of any law, order, proclamation, regulation, ordinance, demand, requisition, requirement or any other act of any governmental authority, local, state or federal, including court orders, judgments or decrees, or actions of any governmental authority respecting the registration, re-registration, cancellation, suspension or labeling of, or ability to produce, deliver, transport or sell, any of the Company Products; provided, however, that the Company shall, as promptly as reasonably possible under the circumstances, give written or verbal notice to Customer whenever such a contingency appears likely to occur or has occurred and shall use all reasonable efforts to overcome the effects of the contingency as promptly as possible and shall allow the other party such access and information as may be necessary or desirable to evaluate such contingency. The Company shall not be required to resolve a strike, lockout or other labor problem in a manner which it alone does not deem proper and advisable. The Company and Customer shall suspend performance of this Agreement for a period of time equal to the duration of the event excusing such performance and the time required to overcome the consequences of such event and resume performance, and the then-current term of this Agreement shall be automatically extended by such period of time, and all terms and conditions of this Agreement, including the exhibits and schedules attached hereto, shall apply during such extension, mutatis mutandis. The Company and Customer shall timely agree in good faith and in writing on the dates upon which performance of this Agreement is suspended and resumed in accordance with this Section 5.02.

         Section 5.03 . Definition of Customer. The definition of Customer is expanded to include those Persons listed on Schedule 1 attached hereto and such other Sonus related entities or programs as may be established by Sonus from time to time. Sonus shall provide to the Company a list of the entities and persons included within the definition of Customer from time to time, and shall update it regularly with any changes. The Company will not be required to process orders from any entity or person until Customer has advised Sonus that such entity or person is to be included within the definition of Customer. For purposes of this Agreement,

         (a) "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person;

         (b) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; and

         (c) "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder or any Person shall be deemed an Affiliate of any other securityholder solely by reason of any investment in such Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         Section 5.04 . Governing Law. This Agreement is governed by the laws of New York, without regard to or application of its laws relating to conflicts of law.

         Section 5.05 . Attorneys' Fees. If litigation occurs between the parties in connection with this Agreement, the prevailing party will be entitled to its reasonable attorneys' fees, expert witness fees and costs of suit. Also, Customer will reimburse the Company for its costs, including, without limitation, attorneys' fees, collection agency fees and other expenses, if the Company pursues the payment of a past due invoice, whether or not litigation occurs.

         Section 5.06 . Amendments; Assignment; Change of Control. Amendments to this Agreement are effective only if in writing and signed by the parties. No amendment, extension or release from any provision hereof shall be effected by mutual agreement, acknowledgment, acceptance or purchase order, invoice or shipping instructions forms, or otherwise, unless the same shall be in writing, signed by the party to be bound and specifically described as an amendment, extension or release of this Agreement. Neither the Company nor Customer may assign its rights or obligations under this Agreement without the other party's prior consent in writing, which consent will not be unreasonably withheld. Any assignment of this Agreement by a party without the other party's prior written consent shall constitute a material breach of this Agreement. A Change of Control shall be deemed to be an assignment for purposes of this Agreement. For purposes of this Agreement, "CHANGE OF CONTROL" means (a) such time as any Third Party (as defined below) acquires, directly or indirectly, by virtue of the consummation of any purchase, merger or other combination, securities or ownership interests of a Person representing more than 51% of the combined voting power of such Person's then outstanding voting securities or ownership interests with respect to matters submitted to a vote of the stockholders or interest holders generally or (b) a sale or transfer by a Person, directly or indirectly, of substantially all of its assets to a Person that is not an Affiliate of such transferor prior to such sale or transfer. For purposes of this Section 5.06, a "Third Party" with respect to Customer shall not be deemed to include any of the following: current or future executive officers of Sonus, Warburg Pincus Ventures LP or any of its Affiliates, Paul Stephens, RS Investment Management Co. or any of its Affiliates, C3 Holdings or any of its Affiliates, or Clover Capital Partners or any of its Affiliates. The rights and liabilities of the parties under this Agreement bind and inure to the benefit of the parties and their respective successors and permitted assigns.

         Section 5.07 . Severability. If a court finds any part of this Agreement to be unenforceable, that part will be enforced to the extent permissible so as to carry out the intent of the parties, and the remainder of the Agreement will continue in full force and effect.

         Section 5.08 . Notices. All notices under this Agreement will be in writing and delivered by courier or overnight delivery service, or by certified mail, sent to the addresses set forth below the signatures of the parties or to such other address of which a party has given the other party notice, and will be deemed delivered upon receipt, or three (3) days after it is sent, whichever occurs first.

         Section 5.09 . Relationship of Parties. The parties to this Agreement are independent contractors, and nothing in this Agreement is intended to create any relationship of partnership, joint venture, employment, franchise, or agency between the parties.

         Section 5.10 . Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but which together will constitute one instrument.

         Section 5.11 . Currency. All prices and payments will be in United States dollars.

         Section 5.12 . Confidentiality.

         (a) Notwithstanding anything in this Agreement to the contrary, with respect to any of Sonus's filings with the Securities and Exchange Commission (the "SEC"), at the request of the Company, Sonus and its Affiliates agree to use their best efforts to obtain from the SEC confidential treatment of any information contained in this Agreement for which such treatment may reasonably be argued to be available and for as long as is permitted under applicable law. Sonus and its Affiliates agree to cooperate fully with the Company in applying for such confidential treatment, including, but not limited to, allowing the Company and its counsel to review any application in advance of its submission and incorporating such of the Company's and its counsel's comments in such application as may reasonably be requested. Furthermore, Sonus and its Affiliates agree not to publicly disclose in any manner, oral or written, including, but not limited to, in any portion of its filings with the SEC, press releases or other communications, any information with respect to which confidential treatment has been requested, unless required to so disclose pursuant to applicable law. Any breach of any provision of this Section 5.12(a) shall be considered a material breach of this Agreement.

         (b) Any technical,  health,  environmental  and safety,  manufacturing, market or customer information, or price or cost related information communicated to one party by the other, under any provision of this Agreement, whether in writing, verbally or visually observed (hereinafter "CONFIDENTIAL INFORMATION") shall be considered confidential at the time of communication and shall not be disclosed to any person or entity other than the parties hereto, their Affiliates and their respective officers, directors, employees and agents (each, a "THIRD PARTY"), nor used by the recipient party other than as contemplated by this Agreement. The recipient party shall use the same degree of care protecting this Confidential Information as it applies to its own confidential information. This Section 5.12(b) shall not apply to:

             (i) Confidential Information already in the public domain, or released to the public through no fault of the recipient;

             (ii) Confidential Information already known to the recipient except through prior disclosure by the other party hereto or which is developed by the recipient independently of its relationship to the other party hereunder;

             (iii) Confidential Information acquired by the recipient from a Third Party entitled to disclose it; and

             (iv) Confidential Information the recipient is legally required to disclose; provided that, subject to applicable law, prior to any disclosure permitted by this clause (iv), the recipient gives the other party hereto, to the extent reasonably practicable, reasonable notice and a reasonable opportunity to seek a protective order protecting against the disclosure of such Confidential Information.

         Section 5.13 . Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any New York state court sitting in the Borough of Manhattan and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the non-exclusive jurisdiction of such court(s) (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

         Section 5.14 . Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 5.15 . Headings and Titles. The headings and titles of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

                                   ARTICLE 6
                         ADDITIONAL TERMS AND CONDITIONS

         Section 6.01 . Additional Terms and Conditions. Additional terms and conditions, if any, are attached hereto as Exhibit C and are, for all purposes, incorporated herein by reference.

         The parties have executed this Agreement as of the Effective Date.

                            GN RESOUND NORTH AMERICA CORPORATION, a
                            California corporation
                            By: /s/ Carsten Trads
                               ----------------------------------------------
                            Name:  Carsten Trads
                                  -------------------------------------------
                            Title: President
                                  -------------------------------------------
                            Address:    220 Saginaw Drive
                                        Seaport Centre
                                        Redwood City, California 94063
                                        Attention:

                            CUSTOMER:


                             SONUS-USA, INC, a Washington corporation

                             By:  /s/ Brandon M. Dawson
                                 ------------------------------
                             Name:   Brandon M. Dawson
                                   ----------------------------
                             Title: Chairman
                                   ----------------------------
                             Address: 111 S.W. Fifth Avenue,
                                      Suite 1620
                                      Portland, Oregon  97204

                             SONUS-CANADA LTD, a British Columbia
                             corporation

                             By:  /s/ Brandon M. Dawson
                                 ------------------------------
                             Name:  Brandon M. Dawson
                                   ----------------------------
                             Title: Chairman
                                   ----------------------------
                             Address: 111 S.W. Fifth Avenue,
                                      Suite 1620
                                      Portland, Oregon 97204

For purposes of Section 5.12 of this Agreement and Section 5 of Exhibit C to this Agreement only:

SONUS CORP., a Yukon Territory corporation

By: /s/ Brandon M. Dawson
    ------------------------------
Name:  Brandon M. Dawson
      ----------------------------
Title: Chairman
      ----------------------------
Address:  111 S.W. Fifth Avenue
          Suite 1620
          Portland, Oregon 97204

                                   EXHIBIT A

                           Contract Prices for Sonus
                           -------------------------
***





























         ***Confidential portions omitted
             pursuant to a request for
              confidential treatment

                                    EXHIBIT B

                               GN ReSound Policies

WARRANTIES                                                        TERMS

Standard Warranty Coverage                                        Payment

GN ReSound North America provides a two-year product              Each GN ReSound North America order is invoiced
warranty for its advanced technology digital hearing              separately.  Payments for invoiced orders are due net 30
instruments and a one-year product warranty for its analog        from the invoice date. Past due charges are subject to a
programmable hearing instruments, remote controls and             monthly service charge of 1.5% (18% per annum).  Orders
conventional instruments.  All product warranties are in          may be put on hold for accounts that are not current.  An
effect from the date of the original invoice.  For BTE            account must be in good standing to receive discount
instruments, a 90-day "stocking period" is added to the           privileges or be eligible for promotional activities.
standard warranty.  Earmolds, tubing, batteries and
accessories are not covered under our warranties.                 Accounts will receive monthly statements summarizing
                                                                  open items on account.
For warranty work, all products must be returned to an
authorized GN ReSound North America manufacturing                 VISA, MasterCard and Discover are accepted.
facility.  Proof of purchase may be required.
                                                                  Credit
Extended Warranty Coverage
                                                                  A completed, signed credit application must be submitted
An additional year of product warranty for hearing                and approved before any hearing instrument orders are
instruments may be purchased from GN ReSound at any               shipped.  Upon approval, a line of credit will be established.
time during the original warranty period.                         When purchases posted to your account have exceeded the
                                                                  assigned credit limit, all products will be shipped C.O.D.
For an advanced technology digital or analog                      until the balance is reduced below the credit limit, or the
programmable instrument, the charge for the extended              credit line is extended. Alternative payment arrangements
coverage is $75.                                                  may be available upon request.

                                                                  Return for Credit
Loss and Damage Coverage

All GN ReSound Products are covered by a one-year loss            All GN ReSound instruments, parts and accessories in good
and damage policy.  Any remote control that is stolen,            working condition may be returned for full credit within 90
lost or damaged can be replaced for a $50 per-unit fee            days of the date of the original invoice. (Please note that
during the first year of the product warranty - any CIC           payment is due 30 days from the date of the original
or advanced technology digital or analog programmable             invoice.)
instrument for a $150 per-unit fee.  If the consumer
would prefer additional loss and damage coverage, third
party insurers will cover our instruments.

An instrument may be replaced only once under this                Certain promotional activities may restrict the right of return
program -- the effective date of the product warranty on the      to "exchange only" as indicated on the invoice.  All returns
replacement unit is the date of the invoice of the original       for credit must be accompanied by a Return Authorization
unit.  The replacement must be for the same user, the same        form to ensure proper and prompt processing.
ear and with the same options package as the original
hearing instrument and it may not be returned for credit.         Products returned after 90 days will be subject to a 25%
Ownership of the stolen, lost or damaged unit reverts to GN       restocking fee.  No returns will be accepted after 180 days.
ReSound                                                           Damaged units will be subject to additional charges.

Should a claim need to be filed, a complete written and notarized statement from the user is required.

Service Warranties

Please refer to the Service section for specific warranty information on repairs and remakes.


Services                                                          Remake

Shipping                                                          During the intial warranty period, GN ReSound will remake
                                                                  custom shells (and place the original faceplate and
GN ReSound North America provides Airborne Next                   components into the new shell) as often as necessary at no
Afternoon Service free of charge for all new orders, repairs      charge.  A remake performed under warranty maintains the
and remakes.  (Next Afternoon Service means next                  original purchase warranty effective date.  Note: a remake
business afternoon delivery for packages under 15 pounds,         requires a new impression
and two-day delivery for packages over 15 pounds.)
Preprinted Airborne forms for Next Afternoon Service are          To remake an out-of-warranty advanced technology
available from Customer Service.  Please enter name and           hearing instrument less than 60 months old, the charge is
address information only -- do not make any changes to the        $150 per instrument.  This charge includes a 12-month
form.  You will be billed for any additional charges incurred.    warranty in effect from the date of the remake invoice.

Insurance is the sole responsibility of the sender.  If           To remake an out-of-warranty conventional hearing
additional insurance is purchased by the sender from              instrument less than 60 months old, the charge is $100 per
Airborne, the sender will be billed for such costs.               instrument.  This charge includes a 6-month warranty in
                                                                  effect from the date of the remake invoices.
Warranty Repair
                                                                  To remake any out-of-warranty hearing instrument 60
Should repair of a GN ReSound product be necessary, we            months or older, the charge is $250 per instrument. This
will make every effort to provide this service in a timely and    charge includes a 6-month warranty in effect from the date efficient manner.  To facilitate this service, please return the  of the remake invoice.
product with a completed Repair/Remake form to
Customer Service in appropriate packaging.  A produce             Recasing to a New Color
repair under warranty maintains the original purchase
warranty effective date.                                          BTE instruments with color options may be recased with a
                                                                  different color at no charge during the first 90 days.  After
Out-of-Warranty Repair                                            90 days from the date of the original invoice, the recasing charge is $35 per instrument for the BT4 and BT2-ES
GN ReSound hearing instruments (excluding shell                   models, and $55 per instrument for the BTP model.  A
remakes) and remote controls that are no longer covered           recasing performed under warranty maintains the original
under the original purchase warranty may be repaired "out         purchase warranty effective date.
of warranty."
                                                                  Remote Control Replacement
To repair an out-of-warranty advance technology device
less than 60 months old, the charge is $105 per hearing           In an effort to minimize patient inconvenience during trial
instrument and $90 per remote control.  This charge               periods, GN ReSound will ship replacement remote
includes a supplemental 12-month warranty in effect from          controls in exchange for malfunctioning units.  To receive
the date of the repair invoice.                                   credit, the units must be received within 90 days from the date of the original invoice.  Note:  We recommend that
To repiar an out-of-warranty conventional device less than        dispensers stock extra remote controls for "loaner" use.
60 months old, the standard charge is $65 per hearing
instrument.  This charge includes a supplemental 6-month
warranty in effect from the date of the repair invoice.

For a device 60 months or older, GN ReSound will repair or replace it at our discretion (based upon parts availability) for a charge of $150. This charge includes a supplemental
6-month warranty in effect fromt he date of the repair invoice.

GN ReSound cannot guarantee repair or replacement of devices which have been discontinued from our product line for more than five years.

Policies Summary
Warranties

STANDARD WARRANTY COVERAGE

Advanced technology digital programmable instruments                   Two-year
Analog programmable instruments                                        One-year
Remote controls                                                        One-year
BTE instruments: add 90-day "stocking period")

EXTENDED WARRANTY COVERAGE

Advanced technology digital programmable instruments                        $ 75
Analog programmable instruments                                               75

LOSS AND DAMAGE COVERAGE (DEDUCTIBLES)

Advanced technology digital programmable instruments                       $ 150
Analog programmable instruments                                              150
CICs (all circuits)                                                          150
Remote controls                                                               50

Terms

PAYMENT

Invoice due date (each order invoices
  separately)                                                             Net 30
Past due charges                                                      1.5%/month
Credit cards accepted                                 VISA, MasterCard, Discover

CREDIT

Initial orders                       Accepted after credit application completed
Credit limit exceeded                                All products shipped C.O.D.

RETURN FOR CREDIT

First 90 days                                                        Full credit
90-180 days                                                   25% restocking fee
After 180 days                                                        No returns
(Damaged units subject to additional charges)

Services

SHIPPING

New orders, repairs and remakes              Airborne Next Afternoon (no charge)
(Insurance is sole responsibility
 of the sender)

OUT-OF-WARRANTY REPAIR

Advanced technology instruments <60 months old (+12-month warranty)        $ 105
Conventional instruments <60 months old (+6-month warranty)                   65
Remote controls <60 months old (+12-month warranty)                           90
Any device 60 months or older (+6-month warranty)                            150

REMAKE

Initial warranty period                                                No charge
Advanced technology instruments <60 months old (+12-month warranty)          150
Conventional instruments <60 months old (+6-month warranty)                  100
Any device 60 months or older (+6-month warranty)                            250

RECASING TO A NEW COLOR (if available)

First 90 days                                                          No charge
BT4 and BT2 ES models after 90 days                                          $35
BTP models after 90 days                                                      55

REMOTE CONTROL REPLACEMENT

Malfunction during first 90 days                                       No charge

                                    EXHIBIT C

                         ADDITIONAL TERMS AND CONDITIONS


         (Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.)


         1. No Modification of Price List. Notwithstanding any provision to the contrary in the Agreement, the Company shall not be entitled to adjust the prices on the New Price List until June 1, 2004, after which the Company may increase prices with respect to any Company Product for the remainder of the term of this Agreement not more than *** each year. In the event that the CANTA Series Company Products are not available to Customer by June 1, 2001, the price set forth on the New Price List with respect to such Company Products shall be effective as of the date that such Company Products are available to Customer. The Company represents and warrants that the "list price" set forth on Exhibit A will be the Company's published list price for the Company Products listed on Exhibit A as of June 1, 2001. ***

         2. Sales Requirements. (a) The "SALES NUMBER" for any period shall be the number of Company Products purchased from the Company and its Affiliates during such period by all Persons included within the definition of "Customer" under this Agreement. The "DIGITAL SALES NUMBER" for any period shall be the number of digital Company Products purchased from the Company and its Affiliates during such period by all Persons included within the definition of "Customer" under this Agreement. The "CUSTOMER CLINIC NUMBER" for any period shall be the number of hearing instruments (produced by any manufacturer, including, but not limited to, the Company and its Affiliates) sold during such period by retail hearing centers that are controlled by Sonus or its Subsidiaries. The "D2 NUMBER" for any period shall be the number of OEM Viennatone digital Company Products (private label brands, including, but not limited to, D2 and ListenEar) ("D2 PRODUCTS") purchased from the Company and its Affiliates during such period by all Persons included within the definition of "Customer" under this Agreement. Each Sales Number, Digital Sales Number, Customer Clinic Number and D2 Number shall be determined on a "NET BASIS", i.e. reduced by any orders for hearing instruments placed during such period that are canceled and any hearing instruments sold in such period that are returned for any reason. For the avoidance of doubt, for any given period, the Sales Number, the Digital Sales Number and the Customer Clinic Number shall each include the number of Viennatone products sold on a Net Basis during such period but shall each exclude the number of Avance units and V-Series units sold on a Net Basis during such period. In the event Sonus or any of its Subsidiaries or Affiliates consummates a transaction involving expansion or acquisition of assets, business or third parties subsequent to the execution of the Agreement, references to "Customer" in the Agreement and this Exhibit C shall give effect to such expansion or acquisition. In the event that Company Products are not available for sale or permitted to be sold in a jurisdiction (an "EXCLUDED JURISDICTION") under the applicable laws of such jurisdiction after any date (the "EXCLUDED DATE") following the date hereof, the Customer Clinic Number for any period or

*** Confidential portions omitted pursuant to a request for confidential treatment portion thereof after the Excluded Date shall not include the number of hearing instruments sold on a Net Basis in the Excluded Jurisdiction by Customer.

         (b) Each calendar year following the Effective Date shall be a "CUSTOMER SALES Period", except that the initial "CUSTOMER SALES PERIOD" shall begin on June 1, 2001 and end on December 31, 2001. With respect to the period from October 1, 2001 through December 31, 2001 ("2001 Q4") and each Customer Sales Period thereafter, (i) the "TARGET NUMBER" for each such period shall be ***, and (ii) the "DIGITAL TARGET NUMBER" for each such period shall be ***.

         (c) No later than 90 days after the end of each Customer Sales Period, Sonus USA shall deliver to the Company a statement (each, a "CUSTOMER SALES STATEMENT") in a form mutually agreed upon by Sonus USA and the Company setting forth, without limitation, the Customer Clinic Number for such period. Sonus USA and the Company shall also agree in good faith as to the Sales Number, Digital Sales Number and D2 Number for such Customer Sales Period, and such numbers shall be added to the Customer Sales Statement. In the event of a dispute regarding the information set forth on a Customer Sales Statement, the Company and Sonus USA shall make a good faith effort to resolve any discrepancies and to make a final determination of the information required to be set forth on such Customer Sales Statement (a "FINAL DETERMINATION").

         (d) The excess of the Sales Number during 2001 Q4 or during any subsequent Customer Sales Period thereafter over the Target Number (or, if applicable, the Revised Target Number (as defined below)) for such period shall be the "EXCESS NUMBER" for the following Customer Sales Period. The excess of the Digital Sales Number during 2001 Q4 or during any Customer Sales Period thereafter over the Digital Target Number (or, if applicable, the Revised Digital Target Number) for such period shall be the "DIGITAL EXCESS NUMBER" for the following Customer Sales Period.

         (e) In the event that the Final Determination of a Customer Sales Statement indicates that the Sales Number during 2001 Q4 or during any Customer Sales Period thereafter was fewer than the Target Number (or, if applicable, the Revised Target Number) for such period, then the following shall apply:

             (i) If the Sales Number for such period is less than *** for such period:

                           (x) Sonus USA shall pay to the Company in immediately available funds by the 100th day following such Final Determination (the "PAYMENT DATE") an amount (the "CASH PAYMENT") equal to *** provided that if the Cash Payment is not paid by the Payment Date, then it shall bear interest for each day from and including the Payment Date to and including the date on which the Cash Payment, plus all such accrued interest is paid in full, at a rate per annum equal to six percent (6%); provided further that the Cash Payment shall be reduced by *** (and such number of Company Products so purchased shall not, for the avoidance of doubt, be included in the calculation of the Sales Number, Digital Sales Number or D2 Number

*** Confidential portions omitted pursuant to a request for confidential treatment for the Customer Sales Period during which such purchases are made); and

                           (y) *** for such period (the "FULL DIFFERENCE") shall be added to the Target Number for the following Customer Sales Period as computed in accordance with subsection (b) of this Section 2 (the sum of the Full Difference and the Target Number for such following Customer Sales Period, a "REVISED TARGET NUMBER").

             (ii) If the Sales Number for such period is greater than or equal to *** for such period, *** (the "PARTIAL DIFFERENCE") *** as computed in accordance with subsection (b) of this Section 2 (the sum of the Partial Difference and the Target Number for such following Customer Sales Period, also a "REVISED TARGET NUMBER").

             (iii) In the event a One Quarter Termination (as defined below) is in effect at the time such Customer Sales Statement is delivered, any Full Difference or Partial Difference resulting from such period shall be added to the Termination Target Number of the first Termination Quarter (each as defined below).

             (iv) In the event a One Year Termination (as defined below) is in effect at the time such Customer Sales Statement is delivered, any Full Difference or Partial Difference resulting from such period shall be added to the Termination Target Number of the then-current Termination Quarter.

In the event that the Sales Number during the last Customer Sales Period of the then-current term of this Agreement is fewer than the Target Number (or, if applicable, the Revised Target Number) for such Customer Sales Period (such difference, the "SHORTFALL NUMBER"), then Sonus USA shall either (i) pay in immediately available funds to the Company within 10 business days of the Final Determination of the Customer Sales Statement relating to such period *** or
(ii) purchase from the Company and its Affiliates during the 90 days following such Final Determination ***. The first proviso of clause (e)(i)(x) of this
Section 2 shall apply, mutatis mutandis, to any payments due under the preceding sentence. Notwithstanding the foregoing, in the event of a Termination (as defined below), the provisions of Section 3 of this Exhibit C shall supersede the foregoing two sentences.

         (f) In the event that the Final Determination of a Customer Sales Statement indicates that the Digital Sales Number during 2001 Q4 or during any Customer Sales Period thereafter was fewer than the Digital Target Number (or, if applicable, the Revised Digital Target Number) for such period, then the following shall apply:

             (i) If the Digital Sales Number for such period is less than *** for such period:

                           (x) Sonus USA shall pay to the Company in immediately available funds by the 100th business day following such Final Determination (the "DIGITAL PAYMENT DATE") an amount (the "DIGITAL CASH PAYMENT") equal to *** provided that if the Digital Cash Payment is not

***  Confidential  portions  omitted  pursuant  to a  request  for  confidential treatment
                           paid by the Digital Payment Date, then it shall bear interest for each day from and including the Digital Payment Date to and including the date on which the Digital Cash Payment, plus all such accrued interest is paid in full, at a rate per annum equal to six percent (6%); provided further that the Digital Cash Payment shall be reduced by *** (and such number of digital Company Products so purchased shall not, for the avoidance of doubt, be included in the calculation of the Sales Number, Digital Sales Number or D2 Number for the Customer Sales Period during which such purchases are made); and

                           (y) *** for such period (the "DIGITAL FULL DIFFERENCE") shall be added to the Digital Target Number for the following Customer Sales Period as computed in accordance with subsection (b) of this
                           Section 2 (the sum of the Digital Full Difference and the Digital Target Number for such following Customer Sales Period, a "REVISED DIGITAL TARGET NUMBER").

             (ii) If the Digital Sales Number for such period is greater than or equal to *** for such period, as computed in accordance with subsection
         (b) of this Section 2 (the sum of the Digital Partial Difference and the Digital Target Number for such following Customer Sales Period, also a "REVISED DIGITAL TARGET NUMBER").

             (iii) In the event a One Quarter Termination is in effect at the time such Customer Sales Statement is delivered, any Digital Full Difference or Digital Partial Difference resulting from such period shall be added to the Termination Digital Target Number of the first Termination Quarter (each as defined below).

             (iv) In the event a One Year  Termination  is in effect at the time such Customer Sales Statement is delivered, any Digital Full Difference or Digital Partial Difference resulting from such period shall be added to the Termination Digital Target Number of the then-current Termination Quarter.

In the event that the Digital Sales Number during the last Customer Sales Period of the then-current term of this Agreement is fewer than the Digital Target Number (or, if applicable, the Revised Digital Target Number) for such Customer Sales Period (such difference, the "DIGITAL SHORTFALL NUMBER"), then Sonus USA shall either (i) pay in immediately available funds to the Company within 10 business days of the Final Determination of the Customer Sales Statement relating to such period *** or (ii) purchase from the Company and its Affiliates during the 90 days following such Final Determination ***. The first proviso of clause (e)(i)(x) of this Section 2 shall apply, mutatis mutandis, to any payments due under the preceding sentence. Notwithstanding the foregoing, in the event of a Termination (as defined below), the provisions of Section 3 of this Exhibit C shall supersede the foregoing two sentences.

         (g) In the event that the Customer Sales Statement relating to the last Customer Sales Period indicates that there is no Shortfall Number or Digital Shortfall Number, Customer shall have no further obligations to purchase Company Products from the Company and its Affiliates except as otherwise provided under this Agreement.

*** Confidential portions omitted pursuant to a request for confidential treatment

         (h) Except in the event of a Termination, upon satisfaction of Customer's obligations described in this Section 2 and of the parties' obligations described in Section 4 of this Exhibit C, the term of this Agreement shall expire. 3. Early Termination. (a) In the event that Sonus USA repays in full the outstanding Obligations and the Commitment terminates, each in accordance with the terms and conditions of the Credit Agreement, Customer may terminate this Agreement if it agrees to either:

             (i) (x) purchase from the Company and its Affiliates during the first Termination Quarter (as defined below) a number of Company Products equal to the Termination Target Number (as defined below) for such Termination Quarter, of which a number equal to the Termination Digital Target Number (as defined below) must be digital Company Products, and (y) transfer to the Company in immediately available funds by the last business day of the first Termination Quarter (the "TERMINATION PAYMENT DATE") an amount equal to $2,000,000 (the "TERMINATION PAYMENT"), or

             (ii) purchase from the Company and its Affiliates during each Termination Quarter a number of Company Products equal to the Termination Target Number for such Termination Quarter, of which a number equal to the Termination Digital Target Number must be digital Company Products.

A "ONE QUARTER TERMINATION" means a termination pursuant to (i) above, a "ONE YEAR TERMINATION" means a termination pursuant to (ii) above, and a "TERMINATION" means either a One Quarter Termination or a One Year Termination. Customer may effect a Termination at any time after repaying the outstanding Obligations but must provide written notice to the Company of its desire to effect a Termination (the "TERMINATION NOTICE").

         (b)  For purposes of this Agreement:

             (i) The Customer Sales Period during which the Termination Notice is received by the Company (the "FINAL CUSTOMER SALES PERIOD") shall be deemed to end on the last day of the month of such receipt (the "RECEIPT MONTH"), if the Termination Notice is received by the first business day of the Receipt Month, or on the last day of the month following the Receipt Month, if the Termination Notice is not received by the first business day of the Receipt Month. The 3-month period starting on the first day of the month immediately following the Final Customer Sales Period, as well as each of the three 3-month periods thereafter, shall be a "TERMINATION QUARTER". For example, if the Company receives the Termination Notice on May 15, 2004, (v) the Final Customer Sales Period shall end on June 30, 2004, (w) the first Termination Quarter shall be from July 1, 2004 through September 30, 2004, (x) the second Termination Quarter shall be from October 1, 2004 through December 31, 2004, (y) the third Termination Quarter shall be from January 1, 2005 through March 31, 2005 and (z) the fourth Termination Quarter shall be from April 1, 2005 through June 30, 2005.

             (ii) The "TERMINATION TARGET NUMBER" for the first, second, third and fourth Termination Quarters shall be ***, respectively, of the Customer Clinic Number for such

*** Confidential portions omitted pursuant to a request for confidential treatment

         Termination Quarter. The "TERMINATION DIGITAL TARGET NUMBER" for each Termination Quarter shall be *** of the Termination Target Number for such Termination Quarter. ***.

         (c) No later than 90 days after the end of the first Termination Quarter, in the event of a One Quarter Termination, or 90 days after the end of the fourth Termination Quarter, in the event of a One Year Termination, Sonus USA shall deliver to the Company a statement (the "TERMINATION CUSTOMER SALES STATEMENT") in a form mutually agreed upon by Sonus USA and the Company setting forth, without limitation, the Customer Clinic Number for each Termination Quarter. Sonus USA and the Company shall also agree in good faith as to the Sales Number, Digital Sales Number and D2 Number for each Termination Quarter. In the event of a dispute regarding the information set forth on the Termination Customer Sales Statement, the Company and Sonus USA shall make a good faith effort to resolve any discrepancies and to make a final determination of the information required to be set forth on the Termination Customer Sales Statement.

         (d) In the event that the Termination Customer Sales Statement indicates that the Sales Number during any Termination Quarter was fewer than the Termination Target Number for such period (the sum of any such differences, the "TERMINATION SHORTFALL NUMBER"), then Sonus USA shall pay to the Company in immediately available funds by the 100th day following the Final Determination of the Termination Customer Sales Statement (the "TERMINATION PAYMENT DATE") an amount (the "TERMINATION CASH PAYMENT") *** (the "TERMINATION PENALTY PRICE"); provided that if the Termination Cash Payment is not paid by the Termination Payment Date, then it shall bear interest for each day from and including the Termination Payment Date to and including the date on which the Termination Cash Payment, plus all such accrued interest is paid in full, at a rate per annum equal to six percent (6%); provided further that the Termination Cash Payment shall be reduced by ***.

         (e) In the event that the Termination Customer Sales Statement indicates that the Digital Sales Number during any Termination Quarter was fewer than the Termination Digital Target Number for such period (the sum of any such differences, the "DIGITAL TERMINATION SHORTFALL NUMBER"), then Sonus USA shall pay to the Company in immediately available funds by the 100th day following the Final Determination of the Termination Customer Sales Statement (the "DIGITAL TERMINATION PAYMENT DATE") an amount (the "DIGITAL TERMINATION CASH PAYMENT") ***; provided that if the Digital Termination Cash Payment is not paid by the Digital Termination Payment Date, then it shall bear interest for each day from and including the Digital Termination Payment Date to and including the date on which the Digital Termination Cash Payment, plus all such accrued interest is paid in full, at a rate per annum equal to six percent (6%); provided further that the Digital Termination Cash Payment shall be reduced by ***.

         (f) In the event that the Termination Customer Sales Statement indicates that there is no Termination Shortfall Number or Termination Digital Shortfall Number, Customer shall have no further obligations to purchase Company Products from the Company and its Affiliates except as otherwise provided under this Agreement.

         (g) In the event of a One Quarter Termination, if the Termination Payment is not paid by the Termination Payment Date, the Termination Payment shall bear interest on $2,000,000, for

*** Confidential portions omitted pursuant to a request for confidential treatment each day from and including the Termination Payment Date to and including the date on which the Termination Payment plus all accrued interest is paid in full, at a rate per annum equal to six percent (6%).

         (h) Upon  satisfaction  of  Customer's  obligations  described  in this
Section 3 and of the parties' obligations described in Section 4 of this Exhibit C, the term of this Agreement shall expire.

         4. Sales Rebates. (a) For Company Products listed on the New Price List that are billed to Customer after the Effective Date, including during any period during which a Termination is in effect, Sonus USA shall be entitled to a rebate as follows:

         Sonus USA shall receive a rebate of *** purchased by Customer from the Company. Of such rebate, *** (the "REPAYMENT REBATE") shall be payable *** (as described below) *** subject to the following: (i) during the first three years following the date hereof, the Repayment Rebate will first be applied by Sonus USA toward Current Interest as defined and described in Section 2.05(a) of the Credit Agreement, and Sonus USA shall be entitled to keep any remaining portion of such rebate (subject to Section 4(b) of this Exhibit C); and (ii) during each year after the first two years following the date hereof, the Repayment Rebate will first be applied by Sonus USA to repay any Current Interest and then will be applied by Sonus USA to repay any amounts described in Section 2.05(a)(ii) of the Credit Agreement, and Sonus USA shall be entitled to keep any remaining portion of such rebate (subject to Section 4(b) of this Exhibit C). The remaining *** of such *** rebate (such ***, the "WORKING CAPITAL REBATE") shall be payable *** (as described below). In addition to the *** rebate above, Sonus USA shall receive a rebate (the "SONUS SOLUTION REBATE", and together with the Repayment Rebate and the Working Capital Rebate, the "REBATES") of *** purchased from the Company by Customer, which rebate will be used for the purpose of national advertising. It is the understanding of the parties hereto that Customer may make any additional requests that the Company provide funds for marketing programs, but the Company is under no obligation to grant or even consider such requests.

         (b) Notwithstanding the foregoing, in the event that any Sonus Entity has not remitted to the Company any amount (an "INVOICED AMOUNT") for which it has been invoiced by 90 days after the date of such invoice, after application by Sonus USA of the Repayment Rebate in accordance with Section 4(a) of this Exhibit C, the Company shall be allowed to apply the Rebates, including any portion of the Repayment Rebate not so applied by Sonus USA, or any portion thereof toward such Invoiced Amount.

         (c) The Sonus Entities and the Company understand and agree that each Person other than the Sonus Entities included within the definition of "Customer" (each, a "SONUS Affiliate") shall order Company Products directly from the Company, which shall deliver and bill such Sonus Affiliate for such Company Products. ***

         (d) All rebates described above shall be paid to Sonus USA ***. Determination of rebate level shall be based on the total number of units billed to Customer during the applicable period on a Net Basis. The Company shall pay to Sonus USA each Repayment Rebate earned by Customer during each *** of Sonus USA beginning after the date hereof by 12:00 noon, New York City time, of the 10th business day ***, provided that in the event that Sonus USA has


***  Confidential  portions  omitted  pursuant  to a  request  for  confidential treatment
provided  notice to GN ReSound  AS of a  material  adverse  change  pursuant  to
Section 5.01(k) of the Credit Agreement, the Company shall be allowed to apply the full amount of each Repayment Rebate owed by the Company to pay any Current Interest owed by Sonus USA to the Company or any of its Affiliates. The Company shall pay to Sonus USA each Working Capital Rebate and Sonus Solution Rebate earned by Customer *** by the 10th business day of ***. By each date that each Customer Sales Statement or, if applicable, Termination Customer Sales Statement, is due, the Company shall calculate and deliver to Sonus USA a final reconciliation for units qualifying for a rebate *** owed Sonus USA during the relevant period. If such reconciliation indicates that the Company has underpaid the rebates ***, the Company shall pay any and all amounts due to Sonus USA within 30 days of the Company's delivery of such reconciliation. If such reconciliation indicates that the Company has overpaid the rebates ***, and if Sonus USA has a credit balance in its account, the Company shall be entitled to reduce such credit balance by the overpaid amount. Alternatively, Sonus USA shall refund such overpayment to the Company within 30 days of the Company's invoice to Sonus USA for such amount.

         (e) All determinations of net orders shall be based on the books and records of the Company and such determinations made in good faith shall be deemed conclusive. If Sonus USA disputes such determination and such dispute is with respect to an amount in excess of 5% of the total number reported by the Company for the applicable period, Sonus USA shall notify the Company and the parties shall made a good faith effort to resolve any discrepancies.

         5. Right of First Offer. (a) For the period commencing on the date hereof and ending on the second anniversary hereof, Sonus will not consent to any Change of Control Transaction unless Sonus shall have first made an offer to sell itself to the Company, and the Company shall have had an opportunity to purchase Sonus, each as set forth below in this Section 5.

         (b) A copy of Sonus's offer (the "SONUS NOTICE") shall be given to the Company and shall consist of an invitation to the Company and its Affiliates to make an offer to purchase Sonus upon the terms and conditions set forth therein. The offer contained in the Sonus Notice shall be confidential unless Sonus specifies to the contrary in the Sonus Notice. Subject to the foregoing sentence, no public disclosure shall be made by Sonus, the Company or any of their respective Affiliates of the delivery of the Sonus Notice or the terms and conditions contained therein, except as may be required under any applicable state, federal or foreign law, in which case the disclosing party shall as promptly as practicable give notice to the other parties in advance of such disclosure.

         (c) The Company or any of its Affiliates shall have the right to make a confidential offer to acquire Sonus upon the terms and conditions set forth in the Sonus Notice at a purchase price per share (the "BUYER OFFER PRICE") to be proposed in the Buyer Notice and Proposed Purchase Agreement (each as defined below).

         (d) Within thirty (30) days after the receipt of the Sonus Notice, the Company or any of its Affiliates may, at its option, offer to purchase all, but not fewer than all, of the outstanding voting securities of Sonus (assuming conversion or exercise of all securities and options that are convertible or exercisable into voting securities) (such offering party or parties, "BUYER").

*** Confidential portions omitted pursuant to a request for confidential treatment

Buyer shall exercise such option by giving notice thereof to Sonus within such 30-day period. Such notice (the "BUYER NOTICE") shall set forth the Buyer Offer Price and an estimated date for the closing of the purchase of Sonus, which shall not be more than ninety (90) days after the date that a merger agreement between Sonus and Buyer is entered into (which date may be extended for an additional sixty (60) days if necessary to obtain any required shareholder, regulatory, Securities and Exchange Commission, or other approvals). The Buyer Notice shall be accompanied by a merger agreement executed on behalf of Buyer containing customary terms and provisions for the acquisition of a public company (the "PROPOSED PURCHASE AGREEMENT"). Without limiting the generality of the foregoing, the Proposed Purchase Agreement shall contain no indemnification provisions and no provisions that survive the closing of the transactions contemplated by the Proposed Purchase Agreement.

         (e) The Proposed Purchase Agreement shall set forth the Buyer Offer Price and the form of the consideration of which the Buyer Offer Price shall consist. The Buyer Offer Price may be paid in any combination of cash and/or marketable securities. If any portion of the Buyer Offer Price consists of marketable securities, the value of such portion shall be based on the Fair Market Price (as defined below) of such securities.

         (f) Within thirty (30) days of receiving the Buyer Notice, Sonus may either accept or reject Buyer's offer to purchase Sonus at the Buyer Offer Price ("BUYER'S OFFER"). Sonus shall have no obligation whatsoever to accept Buyer's Offer or to negotiate with Buyer, and may reject Buyer's Offer for any reason or no reason.

         (g) If Sonus rejects Buyer's Offer, Sonus may enter into an agreement with a Third Party or any of its Affiliates that provides for a Change of Control Transaction (a "MERGER AGREEMENT").

         (h) If Sonus enters into a Merger Agreement but fails to close the related Change of Control Transaction within 180 days following rejection of Buyer's Offer, Sonus shall again comply with the procedures set forth in this
Section 5 with respect to any Change of Control Transaction.

         (i) For purposes hereof, the following terms shall have the following meanings:

             (i) "CHANGE OF CONTROL  TRANSACTION" shall mean (A) the acquisition by any Third Party, directly or indirectly, by virtue of the consummation of any purchase, merger or other business combination, of all outstanding voting securities of Sonus (assuming conversion and exercise of all securities and options convertible or exercisable into voting securities) with respect to matters submitted to a vote of the stockholders generally or (B) the sale or transfer by Sonus, directly or indirectly, of substantially all of its assets to a Person that is not an Affiliate of Sonus prior to such sale or transfer;

             (ii) The "FAIR MARKET PRICE" for any security shall be deemed to be the average of the daily closing prices for the ten (10) consecutive business days prior to the Valuation Date. The closing price for each day shall be the average of the reported closing bid and ask prices, in either case on the principal national securities exchange on which the security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ"), or the nearest comparable system, or, in the absence or either, as determined by the majority of the board of directors of Sonus; and

         (iii)  "VALUATION   DATE"  shall  mean  the  date  which  is  ten  (10)
             consecutive business days prior to the date on which the Buyer Notice is given to Sonus.

         6. Distribution of D2. The Company grants Sonus USA the exclusive right to distribute D2 Products within North America during the entire term of this Agreement, provided that (a) the reconciliation of the Customer Sales Period for the initial Customer Sales Period indicates that the D2 Number for such period is at least the product of *** times a fraction, the numerator of which is the number of days during such period during which the CIC, ITE and BTE D2 Products are available from the Company and the denominator of which is 365, (b) the reconciliation of the Customer Sales Statement for any other Customer Sales Period other than the Final Customer Sales Period indicates that the D2 Number for such period is at least ***, or (c) in the event of a Termination, the reconciliation of the Customer Sales Statement for the Final Customer Sales Period indicates that the D2 Number for such period is at least the product of *** times a fraction, the numerator of which is the number of months in the Final Customer Sales Period and the denominator of which is 12. In the event that any such reconciliation indicates the relevant requirement has not been met, Customer shall have 30 days from the date of such reconciliation to meet such requirement by the purchase of additional D2 Products or else it shall forfeit the exclusive distribution right granted under this Section 6 effective immediately.

         7. Sonus Network. Sonus USA shall use reasonable efforts to support the purchase of Company Products by members of The Sonus Network, provided, however, that the form of such support shall be within the sole discretion of Sonus USA and that such support shall not be to the detriment of Sonus USA's relationships with other hearing instrument manufacturers.

         8. Private Label Program. Unless otherwise agreed between the parties, or unless otherwise requested when ordering, Company Products shipped by the Company to fill Customer's orders, shall reflect the names, trademarks, service marks, logos and/or trade names (collectively, the "MARKS") of Customer and not of the Company ("SONUS SOLUTION PRODUCTS"). The parties shall mutually agree on the specific Marks to be used in this regard and the respective placement of those Marks on the products and in the associated printed materials. Customer grants to the Company a non-exclusive limited license to the Marks for the term of the Agreement and any extensions thereof solely for the purpose of affixing them to the Company Products so ordered by Customer. Customer will defend, at its expense, any action brought against the Company to the extent that it is based on a claim that Customer does not have the right to use the Marks in any manner whatsoever, and Customer will pay any settlements and any costs, damages and attorneys' fees finally awarded against the Company in such action which are attributable to such claim; provided, the foregoing obligation shall be subject to the Company notifying Customer promptly in writing of the claim, giving Customer the exclusive control of the defense and settlement thereof, and providing reasonable assistance in connection therewith.


*** Confidential portions omitted pursuant to a request for confidential treatment

         After the parties have agreed on the placement of the Marks on the Company Products and in the associated printed materials, Customer may not make changes thereto without the prior consent of the Company, which consent may be conditioned upon Customer reimbursing the Company for any costs associated with such change.

         9. Warranty Period. Notwithstanding any provision contained in the Agreement or in Exhibit B, the warranty period for Sonus Solution Products
(digital and analog) sold to Customer by the Company commencing with the Effective Date shall be *** from the date of the original invoice and the warranty period shall be *** from the date of the original invoice for units that are not Sonus Solution Products.

         10. U.S. and Canada Sales Only. This Agreement shall only apply to sales of units to end users in the United States and Canada. The parties may expend the application of the Agreement in the future to include additional countries but without such written agreement no units may be sold for delivery to end users in countries other than the United States and Canada.

         11. Canadian Pricing Adjustments. Canadian prices are intended approximately to reflect the current exchange rate between the U.S. Dollar and the Canadian Dollar. For ease of administration, the Canadian price list is subject to adjustment at the end of each calendar quarter to reflect adjustments in such exchange rate, however, the Canadian price list will be adjusted only if such adjustment results in an adjustment either up or down of at least ten percent (10%). Payment for units purchased for Canada from the Canadian price list shall be made in Canadian dollars.

         12. Internet Ordering and Centralized Invoicing and Payment. The parties agree to cooperate in developing and implementing a system whereby Customer may order units through the Internet. Until such system is implemented, the Company will invoice each ordering entity separately in a manner acceptable to Customer. It is anticipated that such invoices will reflect less than the full discount from the list price. When the ordering entity remits its payment to the Company, the Company will in turn promptly remit to Customer the difference between the discount reflected on the invoice and the discount to which Customer is entitled. After the Internet ordering system is implemented, invoicing and payment will be centralized through a single office of Customer.


*** Confidential portions omitted pursuant to a request for confidential treatment

                                   SCHEDULE 1

                               "CUSTOMER" ENTITIES

         SONUS CORP.

         SONUS-USA, INC.

         SONUS-CANADA LTD.

         SONUS-TEXAS, INC.

         ANY ACQUISITION SUBSIDIARY (AS DEFINED IN THE CREDIT AGREEMENT)

         ANY AFFILIATE (AS DEFINED IN THE AGREEMENT) OF SONUS CORP.

         HEAR PO CORP.

         MEMBERS OF THE SONUS NETWORK

         MEMBERS OF THE SONUS PHYSICIAN NETWORK

         SONUS.COM



                                      -1-